                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549




                                      FORM 8-K


                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  March 1, 1994


                              AMERICAN STORES COMPANY
____________________________________________________________________________
                 (Exact name of registrant as specified in charter)


              Delaware                     1-5392          87-0207226
____________________________________________________________________________
       (State or other jurisdiction   (Commission         (IRS Employer
        of Incorporation)            File Number)         Identification No.)


709 East South Temple Street, Salt Lake City, Utah                 84102
____________________________________________________________________________
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (801) 539-0112
____________________________________________________________________________
















                                                                Page 1 of 12
                                                     Exhibit Index on Page 4

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Item 5.  Other Events

On March 1, 1994, the Company announced its 1993 fourth quarter and fiscal year sales and earnings. A copy of the Company's press release dated March 1, 1994 is attached hereto as Exhibit 1 and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

1.  Press Release dated March 1, 1994, issued by American Stores Company.

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                                       SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  March 8, 1994



                                                AMERICAN STORES COMPANY





                                           By: /S/ Kathleen E. McDermott
                                              _________________________
                                              Name: Kathleen E. McDermott
                                             Title: Executive Vice President,
                                                    General Counsel and
                                                    Assistant Secretary

                               EXHIBIT INDEX


                                                                 Sequentially
                                                                  Numbered
Exhibit No.                      Title                             Page

1.                     Press Release dated March 1, 1994, issued     5
                       by American Stores Company.

News Release                                          American Stores Company

Investor and Media Contact:              Meredith C. Anderson
                                         Vice President - Public, Government
                                         and Investor Relations

                                         801-539-0112

                      AMERICAN STORES COMPANY ANNOUNCES
                 1993 FOURTH QUARTER AND FISCAL YEAR RESULTS


SALT LAKE CITY, UTAH-March 1, 1994-American Stores Company (NYSE:ASC) today announced 1993 fourth quarter earnings of $1.52 per share before non-recurring charges compared to $1.35 per share in 1992. The fourth quarter included non-recurring items totaling $0.09 per share, representing costs associated with the January 1994 earthquake in southern California, legal settlement related to meat products in California, and severance programs stemming from the Company's expense reduction programs. Reported net earnings were $101.7 million, or $1.43 per share.

Earnings for the fifty-two week fiscal year before the non-recurring charges in each year (as described on page 10 of this press release) were $3.60 per share in 1993 compared to $3.16 per share in 1992. Reported net earnings were $247.1 million, or $3.48 per share, in 1993 and $207.5 million, or $2.96 per share, in 1992.

Total sales were $4.9 billion in the fourth quarter and $18.8 billion for the full year. Like-stores sales, or sales from stores that have been open at least one year, declined 0.4 percent in the year's final quarter, which reflects an improvement from the earlier quarters of 1993. For the 52 weeks, like-store sales fell one percent.

Operating profit in the 1993 fourth quarter, before non-recurring costs related to operations of $7.6 million, increased to $240.7 million (4.94 percent of sales) from $220.3 million (4.54 percent of sales) in 1992. For the year, operating profit before the non-recurring items improved to $649.5 million (3.46 percent of sales) from $623.3 million (3.27 percent of sales). The operating profit figures for both the current and previous years include an annual charge of approximately $79 million, or nearly $1 per share, related to the Company's purchase accounting amortization. Operating profit was $728.7 million (3.88 percent of sales) for the fiscal year and $260.5 million (5.35 percent of sales) for the fourth quarter, before this amortization. The Company experienced lower inflation in its grocery and drug stores throughout the year, which influenced the LIFO calculation. For 1993, the LIFO charge was $7.2 million, down from the prior year's charge of $16.5 million. The LIFO credit in the fourth quarter was $22.8 million, slightly lower than the $23.5 million credit recorded in the fourth quarter of 1992.

Generally lower interest rates, in part resulting from the Company's refinancings in 1993, helped lower total interest expense to $189.8 million in 1993 from $214.4 million in 1992. At the fiscal year end, American Stores Company's total debt was $2.2 billion, down $80.3 million from the prior year end. The debt to total capital ratio improved to 55.4 percent at year end, down sharply from 59.3 percent at the end of 1992.

Victor L. Lund, president and chief executive officer, said "We are extremely pleased with the 1993 fiscal year results, and especially the performance turned in by our associates in the fourth quarter. In retail, the fourth quarter is key, and our team truly rose to the occasion."

Each of the Company's three operating segments achieved higher profits in the 1993 fourth quarter compared to the prior year. In particular, fourth quarter operating profit before non-recurring costs was up 19.0 percent over 1992 in the western food operations. "The fourth quarter like-stores sales in our southern California Lucky operations were the highest we have recorded since the second quarter of 1990, reflecting the benefit of the price program we initiated at the beginning of the year. Consumers appreciate Lucky's consistent everyday low price strategy, especially in these tough economic times." said Mr. Lund.

Mr. Lund also praised each of the Company's operations for their expense management in the fourth quarter. Operating expenses in the final quarter of 1993 were lower than the previous year as a percentage of sales. "Our teams have aggressively attacked expenses at all levels of the organization. This approach is important to our current success. In fact, it is essential to our survival in this extremely competitive retail environment."

The Company's ambitious capital expenditure plan was fulfilled in 1993. Total capital expenditures for the fifty-two week year were $652.9 million, with 39 new stores opened and 233 remodels completed. Additionally, the Company acquired and integrated 55 Reliable drug stores and 4 Thrifty drug stores during the year. Mr. Lund reiterated the Company's commitment to its capital spending program in 1994.

The Omnibus Budget Reconciliation Act of 1993 increased the Company's tax rate by one percent. The fourth quarter impact of this increase totaled two cents per share, and for the year, the impact totaled thirteen cents per share, including a one-time deferred tax adjustment of six cents per share.

American Stores Company is one of the nation's largest food and drug retailers. It operates 1,695 stores in 27 states. Its principal retail operations include Jewel Food Stores, headquartered in Melrose Park, Illinois; Acme Markets, headquartered in Malvern, Pennsylvania; Star Market, headquartered in Cambridge, Massachusetts; Lucky Stores, headquartered in San Leandro and Buena Park, California; Jewel Osco, headquartered in Albuquerque, New Mexico; Osco Drug, headquartered in Oak Brook, Illinois; and Sav-on drugs, headquartered in Anaheim, California.














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